UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 3, 2007 (January 3, 2007)

AZTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5440	86-0636534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Camelback Road, Suite 400 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 381-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 3, 2006, Aztar Corporation (the “Company”) completed its merger (the “Merger”) with WT-Columbia Development, Inc. (“Merger Subsidiary”), as a result of which the Company has been acquired by Wimar Tahoe Corporation d/b/a Columbia Entertainment (“Columbia”). The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 19, 2006, entered into by and among the Company, Columbia Sussex Corporation (“Sussex”), Columbia, and Merger Subsidiary, a wholly-owned subsidiary of Columbia. Mr. William J. Yung, III holds all of the equity interests in Columbia.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.	Indenture and 9 5/8% Senior Subordinated Notes due 2014

Overview

In the Merger, Merger Subsidiary merged with and into the Company, with the Company continuing after the Merger as an indirect wholly owned subsidiary of Wimar OpCo, LLC (d/b/a Tropicana Entertainment) (“Tropicana Entertainment”), which in turn is an indirect wholly owned subsidiary of Columbia. On December 28, 2006, Tropicana Entertainment and Wimar OpCo Finance Corp. (d/b/a Tropicana Finance) (together with Tropicana Entertainment, the “Issuers”), issued $960,000,000 in aggregate principal amount of 9 5/8% senior subordinated notes due 2014 (the “Notes”) pursuant to an indenture, dated as of December 28, 2006 (the “Indenture”), entered into by and among the Issuers and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). The Company, certain of its subsidiaries and certain affiliates of Columbia and the Yung family (collectively, the “Guarantors”), agreed to issue guarantees of the Notes in accordance with the Indenture pursuant to a supplemental indenture, dated as of January 3, 2007 (the “Supplemental Indenture”), entered into by the among the Company, the Guarantors and the Trustee.

The following is a brief description of certain terms of the Notes and the Indenture:

Principal, Maturity and Interest

The Issuers issued the Notes in an aggregate principal amount of $960,000,000. The Notes will mature on December 15, 2014. Interest on the Notes will accrue at the rate of 9 5/8% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2007.

Guarantees

The Notes are guaranteed, jointly and severally, by the Guarantors, including the Company. The Notes are not guaranteed by any of the subsidiaries of the Company that hold the assets and operations relating to the Tropicana Resort and Casino in Las Vegas, Nevada, including its 34-acre property located on the Las Vegas “Strip.”

Ranking

The Notes and the guarantees are the Issuers’ and the Guarantors’ senior subordinated obligations and rank:

•	junior to all of the Issuers’ and the Guarantors’ existing and future senior indebtedness;

•	equally with any of the Issuers’ and the Guarantors’ existing and future unsecured senior subordinated indebtedness; and

•	senior to all of the Issuers’ and the Guarantors’ existing and future unsecured subordinated indebtedness.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Issuers and the Guarantors, including the Company, and certain of their subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends and make other restricted payments;

•	transfer or sell assets;

•	make certain investments;

•	create or incur certain liens;

•	transfer all or substantially all of their assets or enter into merger or consolidation transactions; and

•	enter into transactions with affiliates.

Defaults

The Indenture also provides for certain events of default which, upon their occurrence, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Exchange Offer and Registration Rights

Under the Registration Rights Agreement referred to below, the Issuers and the Guarantors have agreed to file a registration statement with the SEC with respect to a registered offer to exchange the Notes for substantially similar registered notes or, in certain circumstances, a shelf registration statement with respect to the Notes.

2.	Registration Rights Agreement

On December 28, 2006, the Issuers entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Notes with Credit Suisse Securities (USA)

LLC, SG Americas Securities, LLC, CIBC World Markets Corp., Barclays Capital Inc., ING Financial Markets LLC and Greenwich Capital Markets, Inc. (together, the “Initial Purchasers”), pursuant to which the Issuers agreed to file a registration statement with the SEC with respect to a registered offer to exchange the Notes for publicly registered notes within 180 days after the issue date of the Notes and to use their reasonable best efforts to cause the registration statement to be declared effective within 300 days of the issue date or, in certain circumstances, to file a shelf registration statement with respect to the Notes.

On January 3, 2007, concurrently with the consummation of the Merger, each of the Guarantors, including the Company, executed a counterpart to the Registration Rights Agreement pursuant to which each Guarantor agreed to be bound by the terms of such agreement.

If the Issuers or the Guarantors fail to meet the target filing or effectiveness dates set forth in the Registration Rights Agreement (a “Registration Default”), the interest rate applicable to the Notes will increase by 0.50% per annum for the first 90-day period immediately thereafter. Such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum aggregate additional interest rate of 1.0% per annum.

3.	Purchase Agreement

On December 14, 2006, the Issuers entered into a purchase agreement (the “Purchase Agreement”) with respect to the Notes with the Initial Purchasers, pursuant to which the Issuers and the Initial Purchasers made certain representations and warranties and agreed, respectively, to issue and purchase the Notes. On January 3, 2007, concurrently with the consummation of the Merger, each of the Guarantors, including the Company, executed a counterpart to the Purchase Agreement pursuant to which each Guarantor offered the representations and warranties contained in such agreement and generally agreed to be bound by its terms.

4.	Senior Secured Credit Facility

Overview

On January 3, 2007, in connection with the Merger, Tropicana Entertainment and the Guarantors entered into a credit agreement (the “New Senior Secured Credit Facility”), and related security and ancillary agreements, with a syndicate of banks, financial institutions and other institutional lenders led by Credit Suisse as sole administrative agent and collateral agent. The New Senior Secured Credit Facility is comprised of a $1.53 billion senior secured term loan and a $180.0 million senior secured revolving credit facility. The proceeds of the term loan were used, among other things, (a) to pay a portion of the consideration in connection with the Merger in accordance with the terms of the Merger Agreement, (b) to repay a portion of certain existing indebtedness of the Company and certain affiliates of Tropicana Entertainment, (c) to pay fees and expenses incurred in connection with the Merger, including the fees and expenses incurred in connection with the New Senior Secured Credit Facility.

Guarantees and Security

Obligations under the New Senior Secured Credit Facility are fully and unconditionally guaranteed by the Guarantors. In addition, amounts drawn under the revolving facility in excess of $100.0 million will be guaranteed on a senior unsecured basis by Sussex. The New Senior Secured Credit Facility is also secured by, among other things, a perfected first-priority security interest in substantially all of the tangible and intangible assets of Tropicana Entertainment and the Guarantors, including, a pledge of all equity interests in Tropicana Entertainment.

Interest and Fees

The interest rates per annum applicable to loans under the New Senior Secured Credit Facility are, at the option of Tropicana Entertainment, the adjusted LIBOR rate plus an applicable margin of 2.50% or an alternate base rate plus an applicable margin of 1.50% and, in the case of the revolving credit facility, will vary according to Tropicana Entertainment’s leverage ratio during the term of the revolving credit facility. Interest is payable at the end of each interest period, and, in any event, at least quarterly. The lenders under the revolving credit facility are also entitled to receive a commitment fee in respect of the undrawn portion of the commitments at a per annum rate of 0.50%, payable in arrears at the end of each quarter and upon the termination of the commitments.

Amortization of Principal

The term loan will mature on January 3, 2012, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the term loan, with the balance to be paid on the maturity date of the loan. The revolving credit facility will mature and the commitments under the facility will terminate on January 3, 2012.

Covenants and Other Matters

The New Senior Secured Credit Facility contains covenants that limit, subject to certain exceptions, the ability of Tropicana Entertainment and the Guarantors, including the Company, to, among other things:

•	incur debt;

•	declare certain dividends or make distributions;

•	prepay, redeem or repurchase our outstanding indebtedness;

•	incur liens or other encumbrances;

•	make loans or other investments;

•	merge, consolidate or sell substantially all our property or business;

•	make capital expenditures above certain prescribed levels during any fiscal year;

•	enter into transactions with affiliates;

•	amend debt or other material agreements; and

•	enter into a new line of business.

The New Senior Secured Credit Facility also requires Tropicana Entertainment and the Guarantors to comply with certain financial covenants, including a maximum leverage ratio and a minimum interest coverage ratio.

Events of default under the New Senior Secured Credit Facility include customary events for a facility of its type, such as nonpayment of principal or interest under the term loan and revolving credit facility, violation of covenants, incorrectness in any material respect in any representation or warranty made in connection with the credit facility, default under certain leases, revocation of gaming licenses, and change of control. In addition, the credit documentation governing the New Senior Secured Credit Facility includes cross-default and cross-acceleration provisions with respect to other material indebtedness of Tropicana Entertainment and the Guarantors, including the Company, such as the Notes.

5.	Senior Secured Las Vegas Loan

Overview

In connection with the Merger, Wimar LandCo, LLC (the “Las Vegas Borrower”), a wholly-owned indirect subsidiary of the Company, entered into a $440.0 million senior secured term loan facility (the “Las Vegas Term Loan Facility”) with a syndicate of banks, financial institutions and other institutional lenders led by Credit Suisse as sole administrative agent and collateral agent. The Las Vegas Borrower is a subsidiary of Wimar LandCo Intermediate Holdings LLC (“Wimar LandCo Intermediate Holdings”), which holds all of the assets and equity interests relating to the Tropicana Resort and Casino in Las Vegas, Nevada.

Maturity and Options to Extend

The initial term of the Las Vegas Term Loan Facility extends through July 3, 2008, with two six month options to extend, provided that extension fees are paid, the Las Vegas Term Loan Facility is not in default and other customary conditions set forth in the credit documentation governing the Las Vegas Term Loan Facility are satisfied.

Interest and Fees

The interest rates per annum applicable to the Las Vegas Term Loan Facility are, at the option of the Las Vegas Borrower, an adjusted LIBOR rate plus an applicable margin of 2.50% or an alternate base rate plus an applicable margin of 1.50%. Interest is payable at the end of each interest period, which are at least every three months. On January 3, 2007, the Las Vegas Borrower deposited in an escrow account cash in an amount sufficient to pay all scheduled interest payments in respect of the Las Vegas Term Loan Facility for a one-year period.

Amortization of Principal

The Las Vegas Term Loan Facility is payable in full at maturity and is not subject to scheduled amortization.

Guarantees and Security

The Las Vegas Term Loan Facility will be unconditionally guaranteed by Wimar LandCo Intermediate Holdings and the Las Vegas Borrower’s existing and future subsidiaries (together with Wimar LandCo Intermediate Holdings, the “Las Vegas Guarantors”).

The Las Vegas Term Loan Facility will be secured by substantially all of the assets of Las Vegas Borrower and the Las Vegas Guarantors, including a perfected first-priority pledge of all of the equity interests of the Las Vegas Borrower held by Wimar LandCo Intermediate Holdings, a perfected first-priority pledge of all of the equity interests held by the Las Vegas Borrower or any Las Vegas Guarantor, and perfected first-priority security interests in, and mortgages on, substantially all of the tangible and intangible assets of the Las Vegas Borrower and each Las Vegas Guarantor. The Las Vegas Term Loan Facility will also be secured by a perfected first-priority pledge of all of the equity interests in Wimar OpCo Intermediate Holdings, LLC, the direct parent of Tropicana Entertainment and a wholly owned indirect subsidiary of Columbia.

Covenants and Other Matters

The Las Vegas Term Loan Facility contains covenants that limit the ability of the Las Vegas Borrower and the Las Vegas Guarantors to, among other things:

•	incur debt;

•	declare certain dividends on, redeem or repurchase its capital stock generally;

•	prepay, redeem or repurchase its outstanding indebtedness;

•	incur liens or other encumbrances;

•	make loans or other investments;

•	merge, consolidate or sell substantially all its property or business;

•	make certain capital expenditures;

•	cause its subsidiaries to pay dividends or make distributions; and

•	amend debt or other material agreements.

The Las Vegas Term Loan Facility also requires the Las Vegas Borrower to comply with certain financial covenants. Events of default under the Las Vegas Term Loan Facility include customary events for a facility of this type, such as nonpayment of principal or interest, violation of covenants, incorrectness in any material respect of any representation or warranty, default under certain leases, and change of control. In addition, the Las Vegas Term Loan Facility includes cross-default and cross-acceleration provisions.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2007, in connection with the Merger, the Company repaid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the Amended and Restated Credit Agreement, dated as of July 22, 2004, as amended (the “Credit Agreement”), among the Company, the lenders' party thereto and Bank of America, N.A., as administrative agent. The Credit Agreement was comprised of a $675 million senior secured credit facility consisting of a five-year revolving credit facility of up to $550 million and a five year-term loan facility of $125 million.

On January 3, 2007, the Company discharged its obligations under that certain Indenture, dated as of June 2, 2004, entered into by and between the Company and U.S. Bank National Association (in such capacity, the “2014 Trustee”), by irrevocably depositing with the 2014 Trustee an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness outstanding under the $300.0 million aggregate principal amount of 7 7/8% Senior Subordinated Notes due 2014 (the “2014 Notes”) issued pursuant to such Indenture, including principal, premium and liquidated damages, if any, and accrued interest to the date of redemption. The Company has given irrevocable instructions to the 2014 Trustee to apply the funds deposited with the 2014 Trustee to retire the 2014 Notes on February 2, 2007, the date of redemption.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the Merger Agreement, Merger Subsidiary merged with and into the Company, with the Company continuing after the Merger as an indirect wholly owned subsidiary of Columbia. Pursuant to the Merger Agreement, each outstanding share of the common stock of the Company (“Common Stock”) was converted in the Merger into the right to receive $54.3996 in cash, without interest, and each outstanding share of the preferred stock of the Company was converted in the Merger into the right to receive $575.3546 in cash, without interest. The aggregate purchase price paid for all of the Common Stock, including options exercisable for Common Stock, and preferred stock acquired in the Merger was approximately $2.1 billion.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on May 19, 2006, and is incorporated herein by reference.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the completion of the Merger, the Company has notified the New York Stock Exchange (the "Exchange") that each outstanding share of Common Stock was converted in the Merger into the right to receive approximately $54. 3996 in cash, without interest, and has requested that the Exchange file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock. In addition, the Company has filed with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act") and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive approximately $54. 3996 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

On January 3, 2007, the Company effected a covenant defeasance with respect to certain restrictive covenants contained in that certain Indenture, dated as of July 27, 2001, entered into by and between the Company and U.S. Bank National Association (in such capacity, the “2011 Trustee”), governing the Company’s 9% senior subordinated notes due 2011 (the “2011 Notes”), of which $175.0 million aggregate principal amount was outstanding on January 3, 2007. Pursuant to the covenant defeasance, the Company deposited funds in an irrevocable trust with the 2011 Trustee in an amount sufficient, without consideration of any reinvestment of interest, to redeem all of the outstanding 2011 Notes, including principal, premium and liquidated damages, if any, and accrued interest to the date of redemption. The Company has given irrevocable instructions to the 2011 Trustee to apply the funds deposited with the 2011 Trustee to retire the 2011 Notes on February 2, 2007, the date of redemption.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.

As a result of the Merger, the Company became a wholly owned subsidiary of Columbia. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

ITEM 5.02.       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On January 3, 2007, the following directors of the Company resigned from its board of directors, effective upon completion of the Merger: John B. Bohle, Frank J. Brady, Gordon M. Burns, Linda C. Faiss, Robert M. Haddock and John A. Spencer.

As provided in the Merger Agreement, Mr. William J. Yung, III, the sole director of Merger Subsidiary, became the sole director of the Company upon completion of the Merger.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the Merger, the Certificate of Incorporation of the Company was amended, effective as of January 3, 2007. The Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Merger, the Bylaws of the Company were amended and restated effective as of January 3, 2007. The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of May 19, 2006, by and among Aztar Corporation, Columbia Sussex Corporation, Wimar Tahoe Corporation d/b/a Columbia Entertainment and WT-Columbia Development, Inc. (incorporated by reference to Exhibit 2.1 of Aztar Corporation’s Current Report on Form 8-K, filed on May 19, 2006).

3.1	Restated Certificate of Incorporation of Aztar Corporation
3.2	Amended and Restated Bylaws of Aztar Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTAR CORPORATION
By:	/s/ Rich FitzPatrick
	Name:	Rich FitzPatrick
	Title:	Chief Financial Officer

Date: January 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of May 19, 2006, by and among Aztar Corporation, Columbia Sussex Corporation, Wimar Tahoe Corporation d/b/a Columbia Entertainment and WT-Columbia Development, Inc. (incorporated by reference to Exhibit 2.1 of Aztar Corporation’s Current Report on Form 8-K, filed on May 19, 2006).

3.1	Restated Certificate of Incorporation of Aztar Corporation
3.2	Amended and Restated Bylaws of Aztar Corporation